Exhibit 99.1
PowerSecure’s EfficientLights Refrigerated Case Lighting Revenues Expected to Reach $20 Million for 2009
Major Retailers Installed Over 100,000 EfficientLights Fixtures to Reduce Energy Costs and Improve Lighting Quality Since January
Wake Forest, N.C. — October 14, 2009 — PowerSecure International, Inc. (Nasdaq: POWR) today announced its EfficientLights refrigerated case lighting is being installed at a rapid pace by major retailers, and because of this strong demand the Company now expects revenues for the product to reach $20 million for 2009. This represents growth of approximately 650% over 2008.
So far this year, over 100,000 EfficientLights fixtures have been installed in refrigerated cases of grocery, drug, and convenience store chains to: 1) improve the quality of light illuminating the products in their cases, 2) reduce lighting energy costs by approximately 70%, 3) reduce maintenance expense by extending light life five-fold over traditional lighting, 4) lower stores’ carbon footprint, and 5) eliminate mercury-containing fluorescent lights.
Sidney Hinton, PowerSecure’s CEO, said, “We are thrilled with the strong demand we are experiencing for our EfficientLights technology, and the terrific product our EfficientLights team, led by Bryan Beatenbough, is delivering our customers. The uptake we are seeing is a result of the superior quality of light EfficientLights projects onto our customers’ products in refrigerated cases. The combination of benefits provided by our lights produces a substantial financial and environmental payback for our customers.”
Bryan Beatenbough, President of EfficientLights, commented, “Our lights are built to deliver consistent, high quality light over the long-haul. An important element of our success, recognized by leading retailers adopting our technology, is that our EfficientLights lighting utilizes ‘high powered’ LED technology to deliver more efficient light output. This is in sharp contrast to substandard lighting which misuses ‘low powered’ LEDs — which are not designed for the demands of continuous, customer-facing lighting applications. We engineer our EfficientLights product to provide ten years of consistent, dependable quality light — and the unmatched combination of quality and efficiency we build into every fixture is why we are the leader in the marketplace.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company; the outlook for future gains in the Company’s revenues due to its business initiatives; the anticipated results of the Company’s products, solutions, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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